LOOP LLC
Condensed Financial Statements
As of June 30, 2017

LOOP LLC
Index of Condensed Financial Statements

Page(s)

Financial Statements

Condensed Balance Sheets at June 30, 2017 and December 31, 2016............................................... 2

Condensed Statements of Income for the Six Months Ended June 30, 2017 and 2016........................ 3

Condensed Statements of Comprehensive Income for the Six Months Ended June 30, 2017
and 2016 ................................................................................................................................................ 4

Condensed Statements of Changes in Members’ Equity for the Six Months Ended June 30, 2017
and 2016 ................................................................................................................................................ 5

Condensed Statements of Cash Flows for the Six Months Ended June 30, 2017 and 2016 ................ 6

Notes to Condensed Financial Statements........................................................................................ 7–12

LOOP LLC
Condensed Balance Sheets (Unaudited)
June 30, 2017 and December 31, 2016

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$48,533,474	$27,438,056
Receivables from affiliates	12,101,595	11,002,371
Receivables from nonaffiliates	11,245,949	10,595,533
Materials and supplies	15,799,856	15,189,596
Prepayments	7,898,248	6,159,982
Restricted cash	1,904,000	8,384,000
Oil inventory	31,069,730	37,902,796
Total current assets	128,552,852	116,672,334
Property, plant and equipment net of accumulated depreciation and amortization	776,505,687	754,871,328
Construction in progress	40,064,998	56,256,759
Net property, plant and equipment	816,570,685	811,128,087
Other assets	147,296	153,319
Total Assets	$945,270,833	$927,953,740
Liabilities and Members' Equity
Current liabilities
Accounts payable and accrued expenses	$16,338,242	$25,124,185
Deferred revenue	3,210,250	6,523,000
Interest payable	1,223,334	1,290,742
Current maturities of long-term debt	94,710,000	94,710,000
Total current liabilities	115,481,826	127,647,927
Noncurrent Liabilities
Long-term debt	270,096,172	270,016,077
Pension and benefits	43,083,908	40,226,441
Asset retirement obligation	19,659,750	18,919,413
Deferred revenue	1,530,243	1,643,674
Other	5,352,926	5,378,504
Total noncurrent liabilities	339,722,999	336,184,109
Members' equity	490,066,008	464,121,704
Total Liabilities and Members' Equity	$945,270,833	$927,953,740

The accompanying notes are an integral part of these condensed financial statements.

LOOP LLC
Condensed Statements of Income (Unaudited)
June 30, 2017 and 2016

	Six Months Ended June 30,
	2017	2016
Operating revenues
Offloading	$42,336,952	$50,708,383
Pipeline receipts	28,916,712	23,997,014
Tank storage fees	27,196,340	22,530,000
Cavern storage fees	24,426,151	17,239,354
Storage futures trading	14,075,629	8,166,273
Port fees, blending, and incidental	4,294,238	4,749,722
Allowance oil	13,476,935	6,195,225
Management fees	2,312,543	2,226,257
Total Operating Revenues (Affiliate revenue was approximately $69,567,000 and $59,957,000 in 2017 and 2016, respectively)	157,035,500	135,812,228
Operating expenses Salaries and wages
Salaries and wages	13,698,506	12,895,713
Materials and supplies	2,580,340	2,601,019
Outside services	27,206,757	26,810,987
Fuel and power	4,918,666	4,830,826
Maintenance materials	1,396,992	2,322,261
Rentals	5,761,117	5,609,610
Oil loss allowance	348,305	1,860,369
Depreciation, amortization, and accretion	12,162,085	12,024,569
Pension and benefits	5,158,606	5,261,043
Insurance and uninsured losses	945,894	955,801
Taxes - other than income	2,536,411	2,357,480
Total operating expenses (Affiliate expense was $0 for 2017 and 2016, respectively)	76,713,679	77,529,678
Income from operations	80,321,821	58,282,550
Interest and other
Other income	1,358,184	1,089,941
Interest income	65,583	94,006
Interest expense	(3,301,284)	(2,409,938)
Net interest expense and other	(1,877,517)	(1,225,991)
Net income	$78,444,304	$57,056,559

The accompanying notes are an integral part of these condensed financial statements.

LOOP LLC
Condensed Statements of Comprehensive Income (Unaudited)
June 30, 2017 and 2016

	Six Months Ended June 30,
	2017	2016
Net income	$78,444,304	$57,056,559
Other comprehensive income
Pension and postretirement benefits adjustments	(995,730)	(724,962)
Comprehensive income	$77,448,574	$56,331,597

The accompanying notes are an integral part of these condensed financial statements.

LOOP LLC
Condensed Statements of Changes in Members' Equity (Unaudited)
June 30, 2017 and 2016

	Six Months Ended June 30,
	2017	2016
Members' equity
Balances at beginning of year	$464,121,704	$419,664,718
Net income	78,444,304	57,056,559
Members' distributions	(52,500,000)	(32,500,000)
Balances at June 30	490,066,008	444,221,277

The accompanying notes are an integral part of these condensed financial statements.

LOOP LLC
Condensed Statements of Cash Flows (Unaudited)
June 30, 2017 and 2016

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$78,444,304	$57,056,559
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, amortization, and accretion	12,242,180	12,024,569
Pension and benefits	2,857,467	2,985,434
Changes in operating assets and liabilities
Receivables from affiliates	(1,099,224)	3,895,899
Receivables from nonaffiliates	(650,416)	(609,649)
Materials and supplies	(610,260)	(668,269)
Prepayments	(1,738,266)	127,492
Other assets	6,023	93,276
Oil inventory	6,833,066	(4,544,856)
Deferred revenue	(3,426,181)	2,288,937
Accounts payable and accrued expenses	(6,582,094)	1,291,398
Other noncurrent liabilities	714,759	556,240
Interest payable	(67,408)	32,602
Net cash provided by operating activities	86,923,950	74,529,632
Cash flows from investing activities
Capital expenditures	(19,808,532)	(61,916,630)
Increase in restricted cash	6,480,000	(6,071,000)
Net cash used in investing activities	(13,328,532)	(67,987,630)
Cash flows from financing activities
Members' distributions	(52,500,000)	(32,500,000)
Net cash used in financing activities	(52,500,000)	(32,500,000)
Net increase (decrease) in cash and cash equivalents	21,095,418	(25,957,998)
Cash and cash equivalents
Beginning of period	27,438,056	53,042,282
End of period	$48,533,474	$27,084,284
Noncash transactions
Capital expenditures in accounts payable and accrued expenses, net	$(2,203,848)	$(159,486)

The accompanying notes are an integral part of these condensed financial statements.

LOOP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

1.    Organization, Operations and Ownership

Organization and Operations
LOOP LLC (LOOP), headquartered in Covington, Louisiana, owns and operates midstream crude oil infrastructure, including a deep water oil port offshore of Louisiana, pipelines, and onshore storage facilities. The deep water oil port offloads crude oil from crude carrying marine vessels destined for onshore storage and pipeline transport to the LOCAP LLC (LOCAP), an affiliate pipeline system, and other connecting carriers for onward delivery to refineries on the United States of America’s (U.S.) Gulf Coast and the Midwest regions. Additionally, LOOP receives and stores oil for onward transport from various other pipeline connections, and manages the operations of LOCAP. LOOP also offers future period cavern storage capacity through auction, providing market participants with the right to store barrels of LOOP Sour Crude at one of their onshore storage facilities for a specific calendar month.

Ownership
Under the Limited Liability Company Agreement and the First Stage Throughput and Deficiency Agreement (T&D), as amended, each owner, as listed below, is obligated in accordance with its ownership percentage to ship oil through LOOP’s midstream crude oil infrastructure in quantities sufficient for LOOP to pay certain of its expenses and obligations, including LOOP’s long-term debt secured by the T&D, or to make cash payments to LOOP for which they receive credit for future throughput. At December 31, 2016 and 2015, the ownership of LOOP and the associated T&D obligations were as follows:

	Ownership	T&D Obligation
Marathon Petroleum Company LP	10.0%	50.7%
MPL Louisiana Holdings LLC	40.7	*
Valero Terminaling and Distribution Company	3.2	3.2
Shell Oil Company	19.5	46.1
Shell Pipeline Company LP	26.6	**
	100.0%	100.0%
* The T&D obligor is Marathon Petroleum Company LP.
** The T&D obligor is Shell Oil Company.

2.    Summary of Significant Accounting Policies

Basis of Accounting
The condensed financial statements have been prepared pursuant to generally accepted accounting principles in the United States of America (“U.S. GAAP”) which provide for reduced disclosure for interim periods. These condensed financial statements, including the year-end balance sheet data that was derived from audited financial statements, do not include all necessary disclosures required by U.S. GAAP for annual financial statements.

In management’s opinion, the unaudited financial information for the interim periods presented includes all adjustments necessary for a fair presentation of our results of operations, financial position, and cash flows. All adjustments are of a normal recurring nature unless otherwise disclosed. Revenues, expenses, assets and liabilities can vary during each interim period of the year. Our results of operations for the six months ended June 30, 2017 are not necessarily indicative of results expected for the full year of 2017. For a more complete discussion of the Company’s significant accounting policies and

LOOP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

other information, you should read our most recent audited financial statements as of December 31, 2016, which includes all disclosures required by U.S. GAAP.

Allowance Oil Revenue, Oil Loss Allowance, and Oil Inventory
As of June 30, 2017, 400,000 barrels of oil were sold, for which a gain of $5,844,000 was recorded to Allowance oil revenue.

There have been no comprehensive inventory measurements and related adjustments recorded for the six months ended June 30, 2017.

Receivables
There was no allowance for doubtful accounts as of June 30, 2017 and December 31, 2016.

Recent Accounting Pronouncements
In March 2017, the FASB issued accounting guidance that changes the presentation of net periodic pension and postretirement benefit cost (“net benefit cost”) in the income statement. This new guidance requires service cost to be presented as part of operating income (expense) and all other components of net benefit cost are to be shown outside of operations. This guidance will be effective for periods beginning after December 15, 2018, including interim periods within those fiscal years, and is to be applied on a retrospective basis. Early adoption is permitted as of the beginning of an annual period for which an entity’s financial statements have not been issued or made available for issuance. We do not expect this guidance to have a significant impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. The new guidance will be effective in 2020 for private companies, with early adoption permitted. LOOP has not yet determined the potential effects on the financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows, which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The new guidance will be effective in 2018 for private companies, with early adoption permitted. LOOP has not yet determined the potential effects on the financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory. ASU
2015-11 simplifies the subsequent measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value. ASU 2015-11 applies only to inventories for which cost is determined by methods other than last-in first-out and the retail inventory method. ASU 2015-11 is effective for public companies for annual reporting periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption of ASU 2015-11 is permitted. We are currently evaluating ASU 2015-11 to determine if this guidance will have a material impact.

LOOP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09 related to recognition of revenue based upon an entity’s contracts with customers to transfer goods or services. Under the new standard update, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective beginning January 1, 2019. LOOP is currently evaluating the impact of this accounting standard update on the financial statements.

3. Property, Plant, and Equipment

As of June 30, 2017 and December 31, 2016, gross property, plant, and equipment was as follows:

(in thousands)	June 30, 2017	December 31, 2016
Land, leases, and rights of way	$13,362	$13,362
Buildings	77,755	77,755
Equipment and communications systems	35,344	33,499
Storage caverns and tanks	638,219	610,191
Delivery equipment	798,218	795,476
Furniture, fixtures, and other	29,940	29,864
Construction in progress	40,065	56,257
Total property, plant, and equipment	$1,632,903	$1,616,404
Accumulated depreciation	816,333	805,276
Net property, plant, and equipment	$816,570	$811,128

Total assets depreciated under the straight-line method have an original cost of approximately $165,413,000 and $163,521,000 at June 30, 2017 and December 31, 2016, respectively, and are depreciated over useful lives ranging from 5 to 25 years, with the exception of the Northpark headquarters, which is depreciated over 50 years. The remaining assets are depreciated under the UTD method. At current throughput levels, the remaining depreciable life is approximately 22 years as of June 30, 2017. Interest capitalized was approximately $190,000 and $804,000 as of June 30, 2017 and, 2016, respectively.

Asset Retirement Obligations

The following table reconciles the beginning and ending aggregate recorded amount of the asset retirement obligations as of June 30, 2017 and 2016:

(in thousands)	Asset Retirement Obligation
December 31, 2015	$17,611
Change in estimate	—
Accretion expense	622
June 30, 2016	$18,233

December 31, 2016	$18,919
Change in estimate	—
Accretion expense	741
June 30, 2017	$19,660

LOOP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

4.    Long-Term Debt and Financing Arrangements

The Louisiana Offshore Terminal Authority (the Authority) issued Deepwater Port Revenue Bonds
(the Bonds) for the benefit of LOOP as indicated below:

(in thousands)

Series		Maturity Date	Date of Mandatory Put	Outstanding as of June 30, 2017
1997A		September 1, 2017	N/A	$24,710
1999	*	October 1, 2019	N/A	24,605
2001	*	October 1, 2021	N/A	23,255
2003D	*	September 1, 2023	N/A	22,520
2007A		September 1, 2027	N/A	81,020
2007B1A1	*	October 1, 2037	N/A	20,000
2007B1B	*	October 1, 2037	N/A	20,000
2007B1B2	*	October 1, 2037	N/A	20,000
2007B2A1		October 1, 2037	October 1, 2019	30,000
2007B2A2	*	October 1, 2037	N/A	10,000
2007B2B	*	October 1, 2037	N/A	20,000
2010A		October 1, 2018	October 1, 2018	22,980
2010B-1		October 1, 2040	October 1, 2017	70,000
2010B-2	*	October 1, 2040	N/A	30,000
2012	*	October 1, 2020	N/A	22,345
2013A		September 1, 2033	N/A	56,550
2013B		September 1, 2033	N/A	43,450
2013C		September 1, 2034	N/A	37,960
				$579,395
		*Less Treasury bonds held by LOOP		(212,725)
		Total debt		$366,670
		Less amount due within one year		(94,710)
		Less issuance costs		(1,866)
				$270,094

LOOP currently has two irrevocable letters of credit securing outstanding or contingent obligations. The first letter of credit with a commitment of approximately $25,116,000 provides security for the Series 1997A Bonds and expires on March 31, 2018. The second letter of credit with a commitment of approximately $44,164,000 provides security for the Series 2013B Bonds and expires on August 31, 2019. LOOP also has a $50,000,000 committed line of credit for general corporate purposes. The line of credit expires on December 31, 2017. There were no amounts outstanding on the line of credit at June 30, 2017 and December 31, 2016. The credit facilities mentioned above are collateralized by the assignment of certain of LOOP’s rights to receive payments under the T&D (Note 1).

Cash paid for interest was approximately $3,369,000 and $2,377,000 as of June 30, 2017 and 2016, respectively.

LOOP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

5.    Related-Party Transactions

Revenues from owners and owner affiliates were $69,567,000 and $59,957,000 for the periods ending June 30, 2017 and 2016, respectively. Affiliate revenue related to the sale of crude oil was $5,844,000 and $0 for the periods ending June 30, 2017 and 2016, respectively. There were no expenses relating to oil exchange transactions with owner affiliates in 2017.

LOOP receives a management fee under its contract to manage the operations of LOCAP. The contract is extended automatically from year-to-year unless terminated by either LOCAP or LOOP. LOCAP is the largest pipeline of LOOP’s three outbound connecting carriers and for the six months ended June 30, 2017 handled 74% of LOOP’s deliveries. Two of LOOP’s owners are also owners of LOCAP. LOOP also receives a management fee under a terminalling agreement for the storage of MARS Oil Pipeline Company crude oil, which is automatically renewed.

6.    Employees’ Pension and Other Postretirement Benefits

Components of net periodic retirement and other post-retirement benefits expense for the six months ended June 30, 2017 and 2016 consisted of the following:

	Six Months Ended June 30,
(in thousands)	2017	2016
Pension plans
Service cost	$1,951	$1,582
Interest cost	1,947	1,905
Expected return on assets	(2,617)	(2,397)
Amortization of prior service cost	—	—
Amortization of actuarial loss	956	937
Net periodic pension cost	$2,237	$2,027
Other postretirement plans
Service cost	$370	$307
Interest cost	339	332
Expected return on assets	—	—
Amortization of prior service cost	—	—
Amortization of actuarial loss	40	34
Net other postretirement plans cost	$749	$673

LOOP contributed $2,000,000 to its pension plans during the six-month period ending June 30, 2017, which is in excess of its minimum funding requirement of $0.

LOOP also sponsors a Savings Plan to assist eligible employees in providing for retirement or other future financial needs. Employee contributions (up to 7% of their earnings) are matched by LOOP at a rate of 100%. LOOP’s contributions to the Savings Plan were $976,000 and $911,000 for the six months ended June 30, 2017 and 2016, respectively.

Under authoritative accounting standards, assumptions are made regarding the valuation of benefit obligations and the performance of plan assets. As required, we recognize a balance sheet asset or liability for each of our pension and other postretirement benefit (“OPEB”) plans equal to the plan’s funded status as of the measurement date.

LOOP LLC
Notes to Condensed Financial Statements
June 30, 2017 and 2016

Actuarial gains and losses are recognized annually in our consolidated statements of income in the fourth quarter and whenever a plan is determined to qualify for a re-measurement during a fiscal year. The remaining components of pension and OPEB plan expense, primarily service cost, interest cost and expected return on assets, are recorded on a monthly basis. The market-related value of assets equals the actual market value as of the date of measurement.

7.    Subsequent Events

LOOP has evaluated all other events that occurred prior to August 18, 2017, the date of issuance of these financial statements, and has determined that there are no other subsequent events that require disclosure.

On September 1, 2017, Marathon Petroleum Corporation dropped its 40.7% ownership in LOOP LLC by MPL Louisiana Holdings LLC to MPLX, a master limited partnership.